EXHIBIT A
JOINT FILING AGREEMENT

SCHEDULE 13G
JOINT FILING AGREEMENT
     This Agreement is dated as of October 15, 2008 by and among Mercury Fund VII, Ltd. (“Mercury VII”), Mercury Fund VIII, Ltd., (“Mercury VIII”), Mercury Ventures II, Ltd. (“Mercury Ventures II”), Mercury Management, L.L.C. (“Mercury Management”) and Kevin C. Howe (“Mr. Howe”).
     WHEREAS, pursuant to paragraph (k)(1) of Rule 13d-1 promulgated under Section 13d(1) of the Securities Exchange Act of 1934, as amended (the “Act”), the parties hereto have decided to satisfy their filing obligations under the Act by a single joint filing.
     NOW, THEREFORE, the undersigned do hereby agree as follows:
     1. The Schedule 13G (the “Schedule 13G”) with respect to TRX, Inc., a Georgia corporation, to which this Agreement is attached as Exhibit A is filed on behalf of Mercury VII, Mercury VIII, Mercury Ventures II, Mercury Management and Mr. Howe. Mercury VII, Mercury VIII, Mercury Ventures II and Mercury Management hereby authorize Mr. Howe to file the Schedule 13G on their behalf.
     2. Each of Mercury VII, Mercury VIII, Mercury Ventures II, Mercury Management and Mr. Howe is responsible for the completeness and accuracy of the information concerning such person or entity contained therein; provided that each person or entity is not responsible for the completeness or accuracy of the information concerning any other person or entity making such filing.
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     IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

MERCURY FUND VII, LTD.
By:	MERCURY VENTURES II, LTD. General Partner

By:	MERCURY MANAGEMENT, L.L.C. General Partner

By:	/s/ Kevin C. Howe
	Name:	Kevin C. Howe
	Title:	Manager

MERCURY FUND VIII, LTD.
By:	MERCURY VENTURES II, LTD. General Partner

By:	MERCURY MANAGEMENT, L.L.C. General Partner

By:	/s/ Kevin C. Howe
	Name:	Kevin C. Howe
	Title:	Manager

MERCURY VENTURES II, LTD.
By:	MERCURY MANAGEMENT, L.L.C. General Partner

By:	/s/ Kevin C. Howe
	Name:	Kevin C. Howe
	Title:	Manager

MERCURY MANAGEMENT, L.L.C.
By:	/s/ Kevin C. Howe
	Name:	Kevin C. Howe
	Title:	Manager

/s/ Kevin C. Howe
Name:	Kevin C. Howe